UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2024
NEUROCRINE BIOSCIENCES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6027 Edgewood Bend Court
San Diego,	California	92130
(Address of Principal Executive Offices)		(Zip Code)
(858) 617-7600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
On August 28, 2024, Neurocrine Biosciences, Inc. (“Neurocrine” or the “Company”) issued a press release announcing positive top-line data for its Phase 2 clinical study of NBI-1117568 in adults with schizophrenia, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company will hold a live conference call and webcast to discuss the clinical data on August 28, 2024 at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time). The Company will make available a slide presentation to accompany the call, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01.    Other Events.
On August 28, 2024, Neurocrine announced positive top-line data for its Phase 2 clinical study of NBI-1117568 (“NBI-’568”) in adults with schizophrenia. NBI-’568 is the first investigational, oral, muscarinic M4 selective agonist in development for the treatment of schizophrenia.
The NBI-’568-SCZ2028 dose-finding study met its primary endpoint for the once-daily 20 mg dose. It demonstrated a clinically meaningful and statistically significant reduction from baseline in the Positive and Negative Syndrome Scale (PANSS) total score at Week 6 with a placebo-adjusted mean reduction of 7.5 points (p=0.011 and effect size of 0.61) and an 18.2-point reduction from baseline. The once-daily 20 mg dose also demonstrated a statistically significant improvement for additional endpoints, including improvement in the Clinical Global Impression of Severity (CGI-S) scale, Marder Factor Score – Positive Symptom Change, and Marder Factor Score – Negative Symptom Change.
NBI-’568 was generally safe and well-tolerated at all doses studied in the Phase 2 clinical trial. Treatment discontinuation rates due to adverse events were similar between NBI-’568 and placebo. Adverse events with the highest incidence were somnolence, dizziness, and headache. Gastrointestinal adverse events including nausea and constipation were low in frequency and similar to placebo. Cardiovascular-related events were also low in frequency and were not deemed to have clinical relevance at any dose tested. NBI-’568 was not associated with a greater increase in weight than placebo. Few extrapyramidal symptoms adverse events were reported.
Neurocrine currently expects to advance NBI-’568 into Phase 3 development in early 2025.
Primary Endpoint Results Summary

Week 6 (Day 42)	Placebo (N=68)	20 mg QD (N=35)	40 mg QD (N=38)	60 mg QD (N=34)	30 mg BID (N=26)
PANSS Total Score LS Mean Change from Baseline*	-10.8	-18.2	-12.6	-13.7	-15.8
LS Mean Difference vs. Placebo*	-	-7.5 (p=0.011)	-1.9 (p=0.282)	-2.9 (p=0.189)	-5 (p=0.090)
Effect Size**	-	0.61	0.27	0.39	0.23
* Least-squares (LS) means are from a MMRM which includes treatment group, visit, and study period as fixed effects; treatment group-by-visit interaction; baseline PANSS total score as a covariate; and subject as a random effect.
** Effect size (Cohen’s D) is based on observed data.

About the NBI-1117568-SCZ2028 Phase 2 Clinical Study
The Phase 2, multicenter, randomized, double-blind, placebo-controlled, multi-arm, multi-stage inpatient dose-finding study was designed to assess the efficacy, safety, tolerability, and pharmacokinetics (PK) of NBI-’568 compared with placebo in adult subjects with a primary diagnosis of schizophrenia who are experiencing an acute exacerbation or relapse of symptoms. The study enrolled 210 participants.
Next Steps for Neurocrine’s Muscarinic Portfolio
In addition to NBI-’568, Neurocrine has a broad portfolio of assets in clinical development that selectively target muscarinic receptors. The Company’s muscarinic agonist portfolio also includes NBI-1117567, NBI-1117569, and NBI-1117570, which the Company acquired the rights to develop and commercialize from Nxera Pharma (formerly Sosei Heptares). Neurocrine is also developing NBI-1076986, a selective M4 antagonist that was discovered and is being developed internally at Neurocrine.
Forward-Looking Statements
In addition to historical facts, this Current Report on Form 8-K and certain of the materials furnished herewith contain forward-looking statements that involve a number of risks and uncertainties. These statements include, but are not limited to, statements regarding the clinical results from, and our future development plans with respect to, NBI-1117568, as well as the therapeutic potential and clinical benefits or safety profile of NBI-1117568. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are: top-line data that we report may change following a more comprehensive review of the data related to the clinical study and such data may not accurately reflect the complete results of the clinical study; risks that clinical development activities may not be initiated or completed on time or at all, or may be delayed for regulatory, manufacturing, or other reasons, may not be successful or replicate previous clinical trial results, may fail to demonstrate that our product candidates are safe and effective, or may not be predictive of real-world results or of results in subsequent clinical trials; risks that regulatory submissions for our product candidates may not occur or be submitted in a timely manner; our future financial and operating performance; risks associated with our dependence on third parties for development, manufacturing, and commercialization activities for our products and product candidates, and our ability to manage these third parties; risks that the FDA or other regulatory authorities may make adverse decisions regarding our products or product candidates; risks that the potential benefits of the agreements with our collaboration partners may never be realized; risks that our products, and/or our product candidates may be precluded from commercialization by the proprietary or regulatory rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; risks associated with U.S. federal or state legislative or regulatory and/or policy efforts which may result in, among other things, an adverse impact on our revenues or potential revenue; risks associated with potential generic entrants for our products; and other risks described in the Company's periodic reports filed with the Securities and Exchange Commission, including without limitation the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2024. Neurocrine disclaims any obligation to update these forward-looking statements after the date hereof other than required by law.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Neurocrine Biosciences, Inc. on August 28, 2024

99.2	Slide Presentation dated August 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Dated: August 28, 2024	/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer